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                                                                   EXHIBIT 23.1

                                                  HORWATH
                                                  SYDNEY PARTNERSHIP
                                                  Chartered Accountants
                                                  A member of Horwath
                                                  International

                                                  1 Market Street Sydney NSW
                                                  2000
                                                  GPO Box 1455 Sydney NSW 1041
                                                  DX 1142 Sydney

                                                  Telephone (02) 9372 0777
                                                  Facsimile (02) 9372 0606

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Barbeques Galore Limited

  We consent to the inclusion in the Registration Statement on Form F-1, including all amendments and supplements thereto, of Barbeques Galore Limited of our audit report dated August 8, 1997 relating to the consolidated financial statements of Barbeques Galore Limited and subsidiaries incorporating the consolidated balance sheet as of June 30, 1996 and consolidated statements of operations, shareholders' equity and cashflows for the years ended June 30, 1996 and 1995. We further consent to the reference to our firm as "Horwath Sydney Partnership" under the headings "Selected Consolidated Financial Data" and "Experts" in such document.

    /s/ Horwath Sydney Partnership
_____________________________________
     HORWATH SYDNEY PARTNERSHIP

June 4, 1998
Sydney, Australia